                                                 Exhibit 11

                             Statement Re:  Computation of Earnings per Share
                                                For The Three Months               For The Nine Months
                                                 Ended September 30                 Ended September 30
                                                1995            1994               1995            1994
PRIMARY:

Average Shares Outstanding                   17,159,000      17,105,000         17,198,000      17,173,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           114,000         112,000            110,000         118,000
                                           ------------    ------------       ------------    ------------
Total                                        17,273,000      17,217,000         17,308,000      17,291,000
                                           ============    ============       ============    ============
Net Income                                  $12,330,000     $11,799,000        $35,916,000     $34,679,000

Per Share Amount                                  $0.71           $0.69              $2.08           $2.01
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   17,159,000      17,105,000         17,198,000      17,173,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           136,000         114,000            153,000         105,000
                                           ------------    ------------       ------------    ------------
Total                                        17,295,000      17,219,000         17,351,000      17,278,000
                                           ============    ============       ============    ============
Net Income                                  $12,330,000     $11,799,000        $35,916,000     $34,679,000

Per Share Amount                                  $0.71           $0.69              $2.07           $2.01
                                           ============    ============       ============    ============

